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                                                                   EXHIBIT 10.24


                            STOCK PURCHASE AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of March 5, 1998 (the "Closing Date"), by and among STM WIRELESS, INC., a Delaware corporation (the "Company"), DIREC-TO-PHONE INTERNATIONAL, INC., a Delaware corporation and wholly-owned subsidiary of the Company ("DTPI"), PEQUOT PRIVATE EQUITY FUND, L.P. and PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC. (referred to individually as the "Purchaser" and collectively as the "Purchasers").

                                R E C I T A L S :

      WHEREAS, concurrently with the execution hereof, the Company and DTPI are entering into a Stock Purchase Agreement pursuant to which the Company will purchase, and DTPI will sell and issue to the Company, One Million (1,000,000) shares of newly issued Series B Preferred Stock of DTPI, $.0001 par value (the "Series B Stock"), which, together with the Common Stock of DTPI, $.0001 par value (the "Common Stock") held by the Company, shall constitute in the aggregate seventy five percent (75%) of the outstanding capital stock of DTPI on a Fully Diluted Basis (as defined in Section 6.1 below); and

      WHEREAS, the Purchasers desire to purchase, and DTPI desires to sell and issue to the Purchasers at the Closing, an aggregate amount of One Million Two Hundred Thousand (1,200,000) shares of newly issued Series A Preferred Stock of DTPI, $.0001 par value (the "Series A Stock"), which, immediately following the Closing and giving effect to the issuance of the Series B Stock, shall constitute twenty five percent (25%) of the outstanding capital stock of DTPI on a Fully Diluted Basis (as defined in Section 6.1 below); and

      WHEREAS, in reliance on this Agreement and the representations, warranties and agreements of the parties contained herein, each of the parties is entering into this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises and agreements herein, and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE 1
                       PURCHASE, SALE AND TERMS OF SHARES

      1.1 The Purchased Shares. DTPI has authorized the issuance and sale of an aggregate of One Million Two Hundred Thousand (1,200,000) shares of Series A Stock (the "Purchased Stock") to the Purchasers which represents 25% of the capital stock of DTPI immediately following the Closing on a Fully Diluted Basis (as defined in Section 6.1 below).

      1.2 The Closing. Upon the execution of this Agreement, DTPI agrees to issue and sell to Purchasers, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Purchasers jointly and severally agree to purchase the Purchased Stock for the purchase price of $5.00 per share.


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            Upon execution of this Agreement, DTPI shall deliver one or more certificates evidencing the Purchased Stock, registered in the appropriate Purchaser's name, evidencing the shares of Series A Stock to be purchased by such Purchaser as set forth on Schedule A, against payment of the purchase price therefor by a wire transfer to the account of DTPI or the delivery of a cashier's check payable to the order of DTPI.

      1.3 Use of Proceeds. DTPI shall use the proceeds from the sale of the Purchased Stock for working capital for DTPI's current and proposed service contracts and other general corporate purposes.

                                    ARTICLE 2
                        REPRESENTATIONS OF THE PURCHASERS

      2.1 Representations by Purchasers. The Purchasers, jointly and severally represent and warrant to DTPI and the Company, on and as of the date of this Agreement, as follows:

            (a)   Investment.

                  (i) Purchasers have been advised that all Purchased Stock to be purchased by Purchasers from DTPI hereunder has not been registered under the Securities Act nor qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Purchased Stock is to be effected, and that in this connection DTPI is relying in part on the representations of Purchasers set forth herein.

                  (ii) It is Purchasers' intention to acquire the Purchased Stock solely for their own respective accounts and that the Purchased Stock is being and will be acquired for investment purposes only, and not with a view to distribution or resale of the Purchased Stock.

                  (iii) Each Purchaser is able to bear the economic risk of an investment in the Purchased Stock acquired by it pursuant to this Agreement and can afford to sustain a total loss on such investment.

                  (iv) Each Purchaser is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Purchased Stock. Neither Purchaser has been formed or organized for the specific purpose of acquiring the Purchased Stock. Each Purchaser hereby acknowledges that it has, or its representatives have, received all such information as it considers necessary for evaluating the risks and merits of acquiring the Purchased Stock. Each Purchaser represents and warrants that it is aware that DTPI is a start up company which commenced operations in July 1997 and has a limited operating history and limited historical financial information upon which to base an evaluation of DTPI's performance and that each Purchaser is basing its investment decision on its own independent evaluation of DTPI's business prospects and without reliance on any projections of future results that may have been provided from time to time by DTPI or the Company to the Purchasers. Each Purchaser further represents and warrants that the nature and amount of the Purchased Stock it is purchasing is consistent with its investment objectives, abilities and resources.


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                  (v)   Each Purchaser understands that it may not be readily
      able to sell or dispose of the Purchased Stock and may thus have to bear the risk of its investment for a substantial period of time, or forever. Each Purchaser is aware that the Purchased Stock may not be sold pursuant to Rule 144 under the Securities Act unless certain conditions have been met and until such Purchaser has held the Purchased Stock for at least 1 year. Among the conditions for use of Rule 144 is the availability of current information to the public about DTPI.

                  (vi) Each Purchaser is an "accredited investor" for purposes of Regulation D promulgated by the Commission under the Securities Act and, by reason of its business or financial experience or the business or financial experience of its professional advisors (who are unaffiliated with and who are not compensated by DTPI or any Affiliate or selling agent of DTPI, directly or indirectly), has the capacity to protect its own interests in connection with the purchase of the Purchased Stock.

                  (vii) Each Purchaser acknowledges that the certificates representing the Purchased Stock, when issued, shall contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

            (b)   Authorization.

                  (i) Each Purchaser is duly organized, validly existing and in good standing under and by virtue of the laws of the jurisdiction in which it is organized and has all requisite power and authority to enter into and perform its obligations under this Agreement, the Stockholders Agreement, in the form attached hereto as Exhibit A, and the Registration Rights Agreement, in the form attached hereto as Exhibit B;

                  (ii) Each Purchaser has duly authorized, executed and delivered this Agreement, the Stockholders Agreement and the Registration Rights Agreement;

                  (iii) This Agreement, the Stockholders Agreement and the Registration Rights Agreement constitute the valid and binding obligations of the Purchasers, enforceable against them in accordance with their respective terms, in each case except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally, (B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and (C) considerations of public policy, with respect to provisions of the Registration Rights Agreement relating to indemnity and contribution for matters involving violations of the federal securities laws;


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                  (iv)  No consents or approvals of any Person are required in connection with the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Rights Agreement by the Purchasers which have not heretofore been obtained, except for consents and approvals, the failure of which to receive would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of DTPI; and

                  (v) There is no pending Proceeding that has been commenced against any of the Purchasers, and no event has occurred which challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement, the Registration Rights Agreement or the Stockholders Agreement. To Purchasers' knowledge, no such Proceeding has been threatened. There is no Order to which either of the Purchasers is bound which may have the effect of enjoining, preventing or prohibiting the transactions contemplated by this Agreement, the Registration Rights Agreement or the Stockholders Agreement.

            (c) No Conflict. Neither the execution and delivery of this Agreement, the Stockholders Agreement or the Registration Rights Agreement by the Purchasers nor the consummation or performance of any of their respective obligations hereunder and thereunder will give any Person the right to prevent, delay or otherwise interfere with any of the transactions hereunder and thereunder pursuant to: (i) any provision of the Purchasers' Organizational Documents; (ii) any resolution adopted by either of the Purchasers; (iii) any Legal Requirement or Order to which either of the Purchasers may be subject; or
(iv) any contract to which either of the Purchasers is a party or by which either of the Purchasers may be bound, except with respect to clauses (iii) and
(iv) above, for matters which would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of DTPI.

            (d) Brokers. The Purchasers represent that no Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim upon or against the Company or DTPI for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchasers and Purchasers agrees to indemnify and hold DTPI harmless against any such commissions, fees or other compensation.

                                    ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DTPI

      The Company and DTPI, jointly and severally, represent and warrant on and as of the date of this Agreement, except as set forth in the Disclosure Schedule attached hereto as Schedule B (the "Disclosure Schedule"):

      3.1 Organization and Standing of the Company and DTPI. Each of the Company, DTPI and each subsidiary of DTPI is a duly organized and validly existing corporation in good standing under and by virtue of the laws of the jurisdiction of its organization and has all requisite corporate power and authority for the ownership and operation of its properties and for the carrying on of its business as presently conducted. The Disclosure Schedule sets forth the name of each subsidiary of DTPI, the jurisdiction of its organization, and the percentage of each such subsidiary's capital sock owned by DTPI. Except as set forth in the Disclosure Schedule, DTPI is duly qualified to conduct


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business as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its assets requires it to be so qualified except where the failure to qualify could not reasonably be expected to have or cause a material adverse effect on the assets, condition or affairs of DTPI. DTPI has furnished to Purchasers or their respective counsel copies of DTPI's Certificate of Incorporation, as amended to date, and its By-laws, as currently in effect. The documents so furnished are true, correct and complete copies of the existing original documents, and contain all modifications, amendments, deletions and revocations.

      3.2 Corporate Action. DTPI has all necessary corporate power and authority to execute and deliver and perform its obligations under this Agreement, the Stockholders Agreement and the Registration Rights Agreement, and all the transactions contemplated hereby and thereby, including the sale and issuance of the Purchased Stock. All corporate proceedings have been taken and all corporate authorizations have been secured (with no stockholder approval required) which are necessary to authorize the execution, delivery and performance of this Agreement, the Stockholders Agreement and the Registration Rights Agreement by DTPI. This Agreement, the Registration Rights Agreement, the Stockholders Agreement and any other agreements and instruments executed in connection herewith and therewith, are the valid and binding obligations of DTPI, enforceable in accordance with their respective terms, in each case except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally; (B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law, and (C) considerations of public policy, with respect to provisions of the Registration Rights Agreement relating to indemnity and contribution for matters involving violations of the federal securities laws.

      3.3 Consents. Except as set forth in the Disclosure Schedules attached hereto, no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality or any Person not a party hereto is or will be necessary for, or in connection with, the offer, issuance or sale of the Purchased Stock, or the execution or delivery by DTPI, or for the performance by it of its obligations under, this Agreement, the Stockholders Agreement or the Registration Rights Agreement, except for filings to be made, if any, to comply with exemptions from registration or qualification under federal and state securities laws and except for authorizations, consents, approvals, licenses or filings which would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of DTPI or on the ability of DTPI to consummate the transactions contemplated by this Agreement, the Stockholders Agreement or the Registration Rights Agreement. The Restated Certificate of Incorporation has been duly filed with the Secretary of State of the State of Delaware.

      3.4 No Conflict. Except as set forth in the Disclosure Schedule attached hereto, neither the execution and delivery of this Agreement, the Stockholders Agreement or the Registration Rights Agreement by DTPI nor the consummation or performance of any of its obligations hereunder and thereunder will give any Person the right to prevent, delay or otherwise interfere with any of the transactions hereunder and thereunder pursuant to: (i) any provision of DTPI's Organizational Documents; (ii) any resolution adopted by DTPI's board of directors; (iii) any Legal Requirement or Order to which DTPI is subject; or
(iv) any contract to which DTPI is a party or by which DTPI may be bound, except with respect to clauses (iii) and (iv) above, for matters which would not, individually or in the aggregate, have a material adverse effect on the assets, condition or affairs of


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DTPI or on the ability of DTPI to consummate the transactions contemplated by this Agreement, the Stockholders Agreement or the Registration Rights Agreement.

      3.5 Validity of Service Contracts. Except as set forth in the Disclosure Schedule attached hereto, all of the service contracts entered into by DTPI since the date of its inception are valid and binding obligations of DTPI, enforceable against it in accordance with their respective terms, in each case except as such enforceability may be limited by (A) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and (B) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

      3.6 Absence of Certain Changes. Since December 31, 1997, there has been no material adverse change in the business, prospects, or condition, financial or otherwise, of DTPI.

      3.7 Validity of Purchased Stock. The Purchased Stock will be, when issued upon the terms and for the consideration specified in this Agreement, validly issued and outstanding, fully paid and nonassesable.

      3.8 Absence of Undisclosed Liabilities. Except (i) as set forth in the Disclosure Schedule attached hereto or (ii) as set forth on that Balance Sheet dated as of December 31, 1997 (the "Balance Sheet"), DTPI and its subsidiaries have not incurred since its inception, and none of their respective assets or properties are subject to, any material liabilities (accrued, absolute, contingent, or otherwise), other than unsecured accounts payable arising in the ordinary course of business, federal and state income taxes accrued in respect of the operations of DTPI and its subsidiaries, or other normal expenses and liabilities accrued in the ordinary course of business.

      3.9 Contracts; Absence of Undisclosed Commitments to the Company. Except for the supply agreement attached hereto as Exhibit E and except as set forth in the Disclosure Schedule attached hereto, DTPI is not a party to any material commitment or agreement with the Company or any of its subsidiaries. Section 3.9 of the Disclosure Schedule attached hereto sets forth a complete list of all material contracts, including, without limitation, all service contracts, to which DTPI or any of its subsidiaries is a party.

      3.10 Litigation. Except as described in the Disclosure Schedule attached hereto, there are no claims, actions, suits or proceedings pending, or to the best knowledge of the Company and DTPI, threatened against or affecting any of its assets or properties, or any investigations pending with respect to, DTPI or any of its subsidiaries, at law or in equity or before or by any country or foreign, federal, state, municipal or governmental department, commission, board, agency or instrumentality, which would result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of DTPI (financially or otherwise) as presently conducted or proposed to be conducted. DTPI is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it or to its business, property or employees, and DTPI is not in default with respect to any order, writ, injunction or decree or any court or foreign, federal, state, municipal or other governmental department, commission, board, agency or instrumentality which is material to the financial condition, operations, or business of DTPI.

      3.11 Compliance with Laws. Except as set forth in the Disclosure Schedule, since the date of its respective incorporation, each of DTPI and its subsidiaries has complied in all material


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respects with all applicable, foreign, federal, state, municipal and other political subdivision or governmental agency statutes, ordinances and regulations ("Laws"), including, without limitation, those imposing taxes, in every applicable jurisdiction, in respect of the ownership of its assets and properties and the conduct of its business where the effect of failure to so comply would have a material adverse effect on the business, operations or financial condition of DTPI. Except as set forth in the Disclosure Schedule, DTPI has all governmental licenses and permits, foreign and domestic, required for the operation of its business as currently conducted and as proposed to be conducted. To the knowledge of DTPI and the Company, DTPI's foreign partners listed on Schedule 3.11 have complied in all material respects with all applicable laws and have all governmental licenses and permits required for the operation of their joint business as currently conducted and as proposed to be conducted, except where the failure to comply could not reasonably be expected to have or cause a material adverse effect on the assets, conditions and affairs (financial or otherwise) of DTPI or any of its subsidiaries or joint ventures.

      3.12 Authorized Capital Stock of DTPI. Immediately prior to the Closing, the authorized capital stock of DTPI consists of 1,500,000 shares, of which 1,000,000 shares are designated Common Stock, $.0001 par value ("Common Stock"), and 500,000 shares are designated Preferred Stock, $.0001 par value ("Preferred Stock"). Immediately prior to the Closing, 50,000 shares of Common Stock, and no shares of Preferred Stock, are issued and outstanding. All issued and outstanding Common Stock is duly authorized and issued, fully paid and nonassessable, and free of any preemptive rights. Giving effect to the Closing, 2,600,000 shares of Common Stock, 1,200,000 shares of Series A Stock, and 1,000,000 shares of Series B Stock, will be issued and outstanding, and 1,200,000 shares of Common Stock will be reserved for issuance upon conversion of Series A Stock, 1,000,000 shares of Common Stock will be reserved for issuance upon conversion of Series B Stock, 847,059 shares of Common Stock will be reserved for issuance upon the exercise of options outstanding under the Option Plan, and 847,059 shares of Common Stock are reserved for issuance upon exercise of options available for grant under the Option Plan (such amounts to be increased by adjustments pursuant to the terms of the Restated Certificate of Incorporation or the Option Plan, as the case may be). Other than the Series A Stock, the Series B Stock, and options outstanding under the Option Plan, DTPI is not a party to any contractual obligations (present or future, fixed or contingent) to issue shares of its capital stock.

      3.13 No Brokers and Finders. Neither the Company nor DTPI has taken any action or knows of any such act or omission by any Person which would give rise to any right, interest or valid claim against or upon DTPI or the Purchasers for any commission, fee or other compensation as a finder or broker as a result of the transactions contemplated by this Agreement; and the Company agrees to indemnify and hold the Purchasers harmless against any such commissions, fees or other compensation.

      3.14 Subsidiaries. Except for its overseas subsidiary and joint venture companies as disclosed to the Purchasers and except as set forth in the Disclosure Schedule attached hereto, DTPI does not control, directly or indirectly, any other corporation, association, partnership or other business entity or own any shares of capital stock or other securities of any other Person.

      3.15 ERISA. Except as set forth in the Disclosure Schedule attached hereto and except for the existence of health and welfare plans which are not subject to ERISA, DTPI does not maintain or participate in and has not at any time maintained or participated in any pension, profit


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sharing or other similar plan which is subject to the Employee Retirement Income
Security Act of 1974, as amended ("ERISA").

      3.16 Taxes. DTPI has filed all tax returns required to be filed in the applicable jurisdictions, which returns were correct in all material respects. DTPI has collected and withheld all amounts required to be collected and withheld, and any such amounts that are required to be remitted to any taxing authority have been so remitted. Except as set forth on the Disclosure Schedule:
(a) there is no action, suit, proceeding, investigation, audit, claim or assessment, pending proposed, or, to the best knowledge of the Company or DTPI, threatened with respect to any liability for taxes relating to DTPI; (b) no taxing authority in a jurisdiction where DTPI does not file tax returns has made a claim, assertion or threat that such non-filing entity is or may be subject to taxation by such jurisdiction.

      3.17 Environmental and Safety Laws. To the best of its knowledge, DTPI is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation or resulting from any past such violation.

      3.18 Contribution of Assets. The Company has contributed all contracts and other intangibles required for the operation of DTPI as it is presently conducted or proposed to be conducted.

      3.19 Offering. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2.1 hereof, the offer, issue, and sale of the Purchased Stock and the underlying Common Stock are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

      3.20 Rights in Proprietary Information. DTPI has sufficient right, title and interest in and to all patents, trademarks, service marks, trade names, and other proprietary rights necessary for its business as now conducted or as proposed to be conducted , without any known conflict or infringement of the rights of others. After inquiry, DTPI is not aware that it has violated or, by conducting its business as proposed, would violate any of the trademarks, service marks or trade names, and has not received any communications alleging that DTPI has or would violate, any patents or other proprietary rights, of any other person or entity, nor does DTPI have reason to believe that it has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, or other proprietary rights of any person or entity.

      3.21 Disclosure. The Company has fully provided the Purchasers with all the information that such Purchasers have requested for deciding whether to purchase the Purchased Stock and all information that DTPI believes is reasonably necessary to enable such Purchasers to make such decision. Neither this Agreement, the Stockholders Agreement, nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.


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      3.22  Organizational Costs. The Company has paid, or hereby agrees that it shall promptly pay upon receipt of invoices for, all of the costs associated with the organization and initial capitalization of DTPI set forth on the Disclosure Schedule. Except as set forth on the Disclosure Schedule, or the Balance Sheet, neither DTPI nor the Company has incurred any material costs associated with the organization or the initial capitalization of DTPI.

                                    ARTICLE 4
                                    COVENANTS

      4.1   Noncompetition.

            (a) For a period of 10 years following the date hereof, except as permitted otherwise hereinbelow, the Company shall not engage in a "Competing Business." The Company agrees that it shall not enter into an agreement to be acquired pursuant to an Acquisition of the Company which constitutes a Sale of the Company, unless (i) the purchaser therein agrees not to use the Company, the Company's products or the Confidential Information (as defined below) to engage in a Competing Business, or (ii) such acquiring Person agrees to make a cash payment to DTPI at the closing of such Sale of the Company as follows. If such Sale of the Company occurs (i) within 12 months after the consummation of the Second Financing, the cash payment shall be $25 million, (ii) between 13 and 24 months after the consummation of the Second Financing, the cash payment shall be $15 million and (iii) between 25 and 36 months after the consummation of the Second Financing, the cash payment shall be $5 million. If such Sale of the Company occurs after 36 months following the consummation of the Second Financing, then such acquiring Person shall be permitted to engage in a Competing Business through the Company or its products without having to make any cash payment to DTPI. As used herein, "Confidential Information" shall mean any proprietary or secret information relating to the business of DTPI, including, without limitation, the proprietary rights, operations, business plans, customer lists, or other work product developed by or for DTPI, whether on the premises of DTPI or elsewhere.

            (b) For a period of 5 years following the date hereof, so long as Pequot Affiliates shall hold 10% of the Securities of DTPI, Pequot Private Equity Fund, L.P. shall not make any direct equity investments in excess of 5% of the outstanding Securities of a Competing Service, except for public companies in which the investment shall not exceed 9.9%. Nothing herein shall preclude or limit the Pequot Private Equity Fund, L.P. from acquiring Securities of a Competing Service in open market transactions.

                                    ARTICLE 5
                              DELIVERIES AT CLOSING

      5.1 Deliveries to the Purchasers. Simultaneously with the execution of this Agreement, DTPI shall deliver to the Purchasers all of the following, each in form and substance reasonably satisfactory to Purchasers and their counsel:

            (a) A copy of all charter documents of DTPI and a certificate of good standing with respect to DTPI certified by the Delaware Secretary of State, a certified copy of the resolutions of the Board of Directors evidencing approval of this Agreement, the Stockholders Agreement, the Registration Rights Agreement, the authorization for issuance of the Purchased Stock and other


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matters contemplated hereby and thereby, a certified copy of the By-laws of
DTPI, and certified copies of all documents evidencing other necessary corporate or other action and governmental approvals, if any, with respect to consummation of the transactions contemplated by this Agreement.

            (b) A certificate of the Secretary or an Assistant Secretary of DTPI stating the names of the officers of DTPI authorized to sign this Agreement, the certificates for the Purchased Stock, and the other documents or certificates to be delivered pursuant to this Agreement by DTPI or any of its officers, together with the true signatures of such officers.

            (c) A compliance certificate from the President or Chief Financial Officer of DTPI stating that the representations and warranties of DTPI contained in Article III hereof are, to the best of his knowledge, true and correct as of the date hereof, and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the issuance and sale of the Purchased Stock, which constitutes a breach of this Agreement or would constitute a breach of this Agreement but for the requirement that notice be given or time elapse, or both.

            (d) An opinion of Stradling Yocca Carlson & Rauth, dated the date hereof, as to the matters referred to in the first sentence of Section 3.1 and in Sections 3.2, 3.7 and 3.19, subject to customary qualifications.

            (e) Such other documents relating to the transactions contemplated by this Agreement as the Purchasers or their counsel may reasonably request.

      5.2 Deliveries to DTPI. Simultaneously with the execution of this Agreement, the Purchasers shall deliver to DTPI all of the following, each in form and substance reasonably satisfactory to Purchasers and their counsel:

            (a) A copy of all Organizational Documents of the Purchasers and a certificate of good standing with respect to each Purchaser from the secretary of state of the jurisdiction of its formation, a certified copy of the resolutions of the officers of each Purchaser evidencing approval of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and certified copies of all documents evidencing other necessary action and governmental approvals, if any, with respect to consummation of the transactions contemplated by this Agreement.

            (b) A certificate of the Secretary or an Assistant Secretary of each Purchaser stating the names of the officers of such Purchaser authorized to sign this Agreement and the other documents or certificates to be delivered pursuant to this Agreement by DTPI or any of its officers, together with the true signatures of such officers.

            (c) A compliance certificate from the President of each Purchaser stating that the representations and warranties of such Purchaser contained in
Article II hereof are, to the best of his knowledge, true and correct as of the date hereof, and that no condition or event has occurred or is continuing or will result from the execution and delivery of this Agreement or the issuance and sale of the Purchased Stock, which constitutes a breach of this Agreement or would constitute a breach of this Agreement but for the requirement that notice be given or time elapse, or both.

            (d) An opinion of Fried, Frank, Harris, Shriver & Jacobson, dated the date hereof, as to the matters referred to in Section 2.1(b)(i)-(iii), subject to customary qualifications.

            (e) Such other documents relating to the transactions contemplated by this Agreement as DTPI or its counsel may reasonably request.

      5.3 Other Deliveries and Filings. Simultaneously with the execution of this Agreement, the following agreements and instruments shall be executed and/or delivered, as appropriate:

            (a) Stockholders Agreement. A Stockholders Agreement among DTPI, the Company and the Purchasers in the form attached hereto as Exhibit A.

            (b) Registration Rights Agreement. A Registration Rights Agreement among DTPI, the Company and the Purchasers in the form attached hereto as Exhibit B.

            (c) Restated Certificate of Incorporation. The Restated Certificate of Incorporation in the form attached hereto as Exhibit C which has been filed with the Delaware Secretary of State.

            (d) Supply Agreement. A Supply Agreement between DTPI and the Company in the form attached hereto as Exhibit D.

            (e) The Company's Private Placement. A Stock Purchase Agreement among the Company and the Purchasers in connection with a private placement of the Company's Common Stock in the form attached hereto as Exhibit E.

            (f) Consulting Agreement. A Consulting Agreement among DTPI and the Purchasers in the form attached hereto as Exhibit F.

            (g) Series B Stock. The purchase by the Company and the sale of DTPI of an aggregate of $5 million of Series B Stock shall have been completed on the terms previously furnished to Purchasers.

                                    ARTICLE 6
                        DEFINITIONS AND ACCOUNTING TERMS

      6.1 Certain Defined Terms. As used in this Agreement, unless the context requires otherwise, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act.

            "Acquisition" means the purchase by or of any Person or any of its Subsidiaries or of all or substantially all of the assets or stock of any such Person, whether by means of an asset acquisition, stock purchase, merger or otherwise.

            "Agreement" means this Stock Purchase Agreement as from time to time amended and in effect between the parties.

            "Board of Directors" means the board of directors of DTPI.

            "Commission" means the U.S. Securities and Exchange Commission.

            "Common Stock" means DTPI's common stock, $.0001 par value.

            "Company" means STM Wireless, Inc., a Delaware corporation, and its successors and assigns.

            "Competing Business" shall mean the engagement or participation as a service provider using satellites to provide fixed station telephony services using the intellectual property of the Company.

            "Competing Service" shall mean the engagement or participation as a service provider using satellites to provide fixed station telephony services.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fully Diluted Basis" shall mean taking into account all shares of Common Stock outstanding and all shares potentially required to be issued by reason of any outstanding rights, options, warrants or other instruments or securities exchangeable for or convertible into Common Stock or evidencing any right to subscribe for, purchase or otherwise acquire Common Stock as of the date of determination. For purposes of computing the capital stock of DTPI on a Fully Diluted Basis immediately following the Closing, the shares of Common Stock subject to the DTPI's Option Plan shall be disregarded, whether or not any options have been issued under such plan at such time.

            "GAAP" means generally accepted accounting principles, consistently applied.

            "holder" means, with respect to Purchased Stock, any Person who holds such Purchased Stock regardless of whether any express assignment of rights under this Agreement was made to such Person.

            "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty.

            "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any court, administrative agency or other governmental body or by any arbitrator.

            "Organizational Documents" shall mean (a) the articles or certificate of incorporation, all certificates of determination and designation, and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
            (c) the limited partnership agreement and the certificate or articles of limited partnership of a limited partnership; (d) the operating agreement, limited liability company agreement and the certificate or articles of organization or formation of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person (including, without limitation, any trust); and (f) any amendment to any of the foregoing.

            "Pequot Affiliates" means, collectively, Pequot and its Affiliates, and any other Person controlled by an Affiliate of Pequot, and any successor to any of the foregoing.

            "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any governmental body or arbitrator.

            "Purchased Stock" shall have the meaning assigned to that term in
            Section 1.1

            "Purchasers" means Pequot Private Equity Fund, L.P. and Pequot Offshore Private Equity Fund, L.P., and their respective successors and assigns.

            "Registration Rights Agreement" means the Registration Rights Agreement entered into by the parties hereto as from time to time amended.

            "Sale of the Company" shall have the meaning assigned to that term in the Stockholders Agreement.

            "Second Financing" means a sale by DTPI of its debt or equity securities to persons, other than the holders of the Series A Preferred Stock, for aggregate proceeds of at least $20 million.

            "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act of 1933, as amended, and includes such Person's capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

            "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission (or of any other federal agency then administering the Securities Act) thereunder, all as the same shall be in effect at the time.

            "Series A Stock" means DTPI's Series A Preferred Stock, $.0001 par value.

            "Stockholders Agreement" means the Stockholders Agreement entered into by the parties hereto as from time to time amended.

            "Subsidiary" of any Person means any other Person (i) whose Securities having a majority of the general voting power in electing the board of directors or equivalent governing body of such other Person (excluding Securities entitled to vote only upon the failure to pay dividends thereon or the occurrence of other contingencies) are, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries or (ii) more than a 50% interest in the profits or capital of whom is, at the time as of which any determination is being made, owned by such Person either directly or indirectly through one or more other entities constituting Subsidiaries.

      6.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.

                                    ARTICLE 7
                                  MISCELLANEOUS

      7.1 No Waiver; Cumulative Remedies. No failure or delay on the part of DTPI, the Company, the Purchasers or any other party having rights hereunder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      7.2 Amendments, Waivers and Consents. Except as otherwise provided herein, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein or therein set forth may be omitted or waived only if DTPI, the Company and the holder of a majority of the shares of Purchased Stock shall consent in writing thereto. Any waiver or consent may be prospective or retroactive and may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      7.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic or facsimile communication) and mailed, by certified or registered mail, or telegraphed, or sent by facsimile transmission, or delivered to the applicable party at the address indicated below:

            If to DTPI:

                  Emil Youssefzadeh
                  Chief Executive Officer
                  Direct-To-Phone International, Inc.
                  One Mauchly

                  Irvine, California  92618-2305
                  Facsimile:  714-753-0808

            With a copy to:

                  K.C. Schaaf, Esquire
                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, California 92660
                  Facsimile:  714-725-4100

            If to the Company:

                  Emil Youssefzadeh
                  President and Chief Executive Officer
                  STM Wireless, Inc.
                  One Mauchly
                  Irvine, California  92618-2305
                  Facsimile:  714-753-0808

            With a copy to:

                  K.C. Schaaf, Esquire
                  Stradling Yocca Carlson & Rauth
                  660 Newport Center Drive, Suite 1600
                  Newport Beach, California 92660
                  Facsimile:  714-725-4100

            If to the Purchasers:

                  Amiel M. Peretz
                  Pequot Private Equity Partners, LLC
                  354 Pequot Avenue
                  Southport, Connecticut  06490
                  Facsimile:  203-255-2558

            With a copy to:

                  Robert Schwenkel
                  Fried, Frank, Harris, Shriver & Jacobson
                  One New York Plaza
                  New York, New York 10004-1980
                  Facsimile:  (212) 859-4000

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when sent by facsimile transmission with confirmation of transmission, or personally delivered, be effective upon facsimile transmission or personal delivery.

      7.4 Costs, Expenses and Taxes. The Company and DTPI shall bear their own costs and expenses incurred in connection with the investigation, preparation, execution and delivery of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and the other instruments and documents to be delivered hereunder and thereunder and the transactions contemplated hereby and thereby. DTPI shall pay for the reasonable costs and expenses of the Purchasers, up to $150,000, incurred in connection with the investigation, preparation, execution and delivery of this Agreement, the Stockholders Agreement, the Registration Rights Agreement and the other instruments and documents to be delivered hereunder and thereunder and the transactions contemplated hereby and thereby.

      7.5 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of DTPI, the Company and the Purchasers and their respective successors and assigns.

      7.6 Survival of Representations and Warranties. All representations and warranties made in this Agreement, or any other instrument or document delivered in connection herewith, shall survive the execution and delivery hereof for a period of one year from the date of this Agreement.

      7.7 Prior Agreements. This Agreement constitutes the entire agreement between the parties and supersedes any prior understandings or agreements, representations, discussions or understandings concerning the subject matter thereof.

      7.8 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

      7.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      7.10 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      7.12 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers, DTPI and the Company shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

      7.13 Waiver of Jury Trial; Consent to Jurisdiction. Each of the parties irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 7.3 for the giving of notices to the parties.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    STM WIRELESS, INC.



                                    By:_________________________________________
                                       Name:
                                       Title:


                                    DIREC-TO-PHONE INTERNATIONAL, INC.



                                    By:_________________________________________
                                       Name:
                                       Title:


                                    PEQUOT PRIVATE EQUITY FUND, L.P.

                                    By:   Pequot Private Equity Partners, LLC,
                                          General Partner



                                    By:_________________________________________
                                          Lawrence D. Lenihan,
                                          Managing Member

                                    PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.

                                    By:   Pequot Private Equity Partners, LLC,
                                          Investment Manager



                                    By:_________________________________________
                                          Lawrence D. Lenihan,
                                          Managing Member

                                   SCHEDULE A




Name of Investor                                 Number of Shares              Payment Amount
----------------                                 ----------------              --------------

Pequot Private Equity Fund, L.P.                    1,065,141                    $5,325,707

Pequot Offshore Private Equity Fund, Inc.             134,859                    $  674,293

      Total Investment                                                           $6,000,000